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                            SECURITY AGREEMENT - INVENTORY


1. PARTIES. The parties to this agreement are NATIONSCREDIT COMMERCIAL CORPORATION OF AMERICA ("NCC") and the undersigned (jointly and severally if more than one) (collectively, "CUSTOMER").

2. ADVANCES. At Customer's request, NCC, AT ITS OPTION, will advance funds for Customer's purchase of inventory (Customer's inventory hereinafter "INVENTORY") or other purposes satisfactory to NCC. NCC will send Customer a schedule or schedules showing the inventory on which advances have been made and the amounts of the advances. If Customer does not agree with any schedule, it must immediately notify NCC in writing of the objections. Customer's failures to notify NCC of objections within seven days following receipt of a schedule shall constitute acceptance thereof.

3. PAYMENT. Customer shall repay NCC in accordance with a Scheduled Payment Plan, and as otherwise provided herein or agreed in writing by the parties. Advances for each item of inventory will be payable 40 days (rounded to the nearest common due date) after NCC's processing of the applicable invoice. The schedules delivered to Customer will list the repayment terms for the items of Inventory on which funds have been advanced. Customer agrees that:

    (a) Any past due amounts owing hereunder will bear interest at a rate equal to the Prime Rate plus 2.0%. Interest will be calculated on a simple interest basis for a year of 365 or 366 days, based on actual days elapsed. "PRIME RATE" means the prime rate announced by NationsBank, N.A. at its office in Charlotte, North Carolina and in effect on the last business day of a calendar month, calendar month, effective for the next month.

    (b) Customer will pay NCC's finance, service and late charges according to and upon receipt of the billing statements sent by NCC to Customer, if any payment is due on a date that is not a business day, the due date will be extended to the next business day. NCC, at its discretion, may at any time and without notice to Customer apply or reapply monies received in payment of obligations hereunder, in such order of application as NCC may determine. Proceeds of advances will be used solely for business or commercial purposes.

    (c) In lieu of a promissory note or other instrument, NCC will maintain records reflecting Customer's Indebtedness hereunder. Failure to make notation of any advance, however, will not affect the obligations of Customer. Entries in such records will be conclusive, absent manifest error.

4. COLLATERAL. As security for all present and future obligations of Customer to NCC, whether or not arising under this agreement, and of whatever kind, now due or to become due, absolute or contingent, and whether joint, several, or joint and several, Customer hereby grants to NCC to continuing security interest in the following, whether now owned or hereafter acquired, and wherever located (collectively, "COLLATERAL"): all


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    inventory, whether or not financed by NCC, all replacements and substitutions therefor, all parts, additions and accessions thereto and all returned and repossessed goods; all of Customer's accounts and the proceeds and products of the foregoing. Customer expressly assigns to NCC all present and future credits, incentives and other amounts payable by any vendors of inventory, and the proceeds thereof. Customer authorizes each vendor to pay these directly to NCC, Customer will sign all papers necessary to effect and perfect the assignments and security interests hereby granted, and will bear all costs of recordation and perfection.

5. CUSTOMER'S DUTIES. So long as any advances are outstanding or this agreement is in effect. Customer agrees that it shall:

    (a) Not sell, transfer, encumber, lease or use any item of Collateral without NCC's prior written consent, except for the sale of Inventory in the ordinary course of business;

    (b) Keep accurate and complete records of the Collateral, and during reasonable hours, permit NCC to inspect the Collateral and to inspect and make copies of Customer's books and records, at Customer's expense;

    (c) Promptly report and pay all taxes and other charges against the Collateral; maintain a perfected interest in favor of NCC in the Collateral, subject only to liens of Bankers Trust Company, as agent, and other liens or exceptions acceptable to NCC in its discretion; and discharge all other liens, encumbrances, assessments, charges and adverse claims that attach to or are asserted against any Collateral;

    (d) Pay all transportation and storage charges on the Collateral, and pay all rents and other amounts, if any, for the use of premises on which Customer keeps any Collateral;

    (e) Keep the Collateral insured for full value against all insurable risks with NCC as the loss payee, as its interest may appear, with endorsements satisfactory to NCC, and notify NCC in writing 10 days before changing or canceling any such policy;

    (f) If any default hereunder exists, not pay or declare any dividends or distributions, not redeem any capital stock, not make any payment with respect to subordinate debt, and not pay any cash dividends or make distributions of any kind to any shareholder (but direct and indirect wholly-owned subsidiaries of Federal Data Corporation may pay dividends to their parent corporations);

    (g) Cause any newly formed or acquired direct or indirect subsidiary of Federal Data Corporation to guaranty Customer's obligations hereunder in a manner satisfactory to NCC;


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    (h)  Deliver to NCC (i) within 30 days after the end of each month, a balance sheet and statement of income for such month, prepared in accordance with GAAP on a consolidated basis, (ii) within 45 days after the end of each of the three fiscal quarters, a balance sheet and statement of income for such quarter and for the portion of the fiscal year then ending, prepared in accordance with GAAP on a consolidated basis, (iii) within 80 days after the end of each fiscal year, a balance sheet and statements of income and cash flows for such fiscal year, prepared in accordance with GAAP on a consolidated basis, audited by independent certified public accountants, and accompanied by such accountants unqualified opinion, (iv) within 90 days after the beginning of each fiscal year, financial projections and budgets for such year, and concurrently with preparation, any updates of such projections made during the year, and (v) such financial statements, compliance certificates and other information relating to the Collateral and Customer's and any guarantor's financial condition, assets and prospects as NCC shall reasonably request from time to time; and

    (i) Comply with the financial covenants set forth in Sections 8.09, 8.10 and 8.11 of the credit agreement between Customer and Agent, as such covenants are in effect on this date or hereafter modified with NCC's approval; and

    (j) Deliver to NCC on the last business day of each month, a calculation of the borrowing base under Customer's credit facility with Bankers Trust Company, as agent ("BANKERS TRUST FACILITY"), as of the last business day of the preceding month, in form and substance satisfactory to NCC. If at any time outstanding advances and funding commitments to vendors under this Agreement, plus outstanding advances and letter of credit obligations under the Bankers Trust Facility, exceed the current borrowing base (calculated in accordance with the formula under the Bankers Trust Facility, as in effect on the date hereof or changed hereafter with NCC's consent). Customer will immediately repay such excess to NCC, to the extent of the Indebtedness owing to and commitments by NCC. Payment of such amount will be in addition to any regularly scheduled payments hereunder.

6. DEFAULTS. Any of the following shall constitute a default hereunder: failure by Customer to make any payment to NCC when due or to fulfill any promise or agreement with NCC or any affiliate of NCC, whether or not contained herein: death or dissolution of Customer, material change in management, ownership or control of Customer; Customer causing to do business as a good concern; assignment by Customer or any guarantor for the benefit of creditor's; commencement of a proceeding by or against Customer or any guarantor under any bankruptcy, insolvency, liquidation or similar law, or for the appointment of a receiver, Customer or any guarantor becoming insolvent or unable to pay debts as they come due; default in the payment or performance of obligations owing to any other creditors; entry of a judgment against Customer; issuance of an order of attachment against Customer or any property of Customer; damage to or destruction of a substantial part of the Collateral; any change in Customer's or any


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    guarantors financial condition, assets or prospects that NCC deems adverse, or the occurrence of any other circumstance or event as a result of which NCC deems itself insecure; assertion by a guarantor of any obligations hereunder that its guaranty is unenforceable, or revocation or repudiation of any such guaranty; the occurrence of a default under any such guaranty; or any representation or information furnished to NCC on behalf of Customer or any guarantor proves to have been false when given.

7. REMEDIES: During a default hereunder, NCC may, at its option and without notice, demand immediate payment of any or all obligations under this agreement or otherwise owing by Customer, NCC, NCC shall have all the rights and remedies available at law, in equity or by agreement, including those of a secured party under the Uniform Commercial Code in effect in any jurisdiction where Collateral is kept. Such rights shall include the right to cancel any committed but unfunded advances, to enter any of Customer's premises with or without legal process, but without breach of the peace, and/or to take possession of and remove Collateral and books and records relating to Collateral. At NCC's request, Customer will assemble, prepare for removal and make available to NCC at a place designated by NCC such items of Collateral as NCC may from time to time request. During the continuance of a default, NCC may take control of any funds generated by the Collateral, and in NCC's name or Customer's name, demand, collect, receipt for, settle, compromise, sue for, repossess, accept returns of, foreclose or realize upon any Collateral. Customer waives any and all rights that it may have to a notice prior to seizure by NCC of any Collateral. Customer agrees that private sale of any item financed by NCC at the amount owed to NCC on that item, less a reasonable restocking charge, shall be a commercially reasonable method of disposition. Ten days written notice of a public sale date or the date after which a private sale may occur shall be reasonable notice. To the fullest extent permitted by law, Customer waives relief from any appraisement, valuation, anti-deficiency, homestead, exemption or usury laws now or hereafter in effect. Customer shall pay all costs and expenses (including reasonable attorneys fees) incurred by NCC in enforcing this agreement.

8. MODIFICATION. This agreement can be changed only by a writing signed by the parties. However, the following may be proved by ordinary course of business records of NCC: (a) descriptions of specific items constituting Collateral, (b) amounts and terms of advances, (c) time extensions, and (d) rates and amounts of curtailments and of finance, service and late charges. Any provision of this agreement found to be void or prohibited by law shall be severable and enforced to the fullest extent permitted by law, and shall not invalidate other provisions hereof.

9. POWER OF ATTORNEY. Customer hereby irrevocably appoints NCC, including any officer or employee of NCC, as Customer's lawful attorney-in-fact with power of substitution to do the following acts on behalf of Customer: to execute and deliver in the name of Customer financing statements and amendments, lien filings, certificates of title, and other instruments relating to Collateral: to endorse Customer's name on any checks, money orders and other instruments payable to Customer and relating to any Collateral; and generally to perform all acts and do all things appropriate to discharge Customer's


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    duties hereunder, including making affidavits and acknowledging instruments as fully as if done by Customer. The foregoing powers are coupled with an interest and are irrevocable as long as any advances are outstanding or this agreement is in effect.

10. FAILURE TO PERFORM. If Customer fails to perform any act required hereunder, including the payment and discharge of taxes, liens, adverse claims and insurance premiums relating to the Collateral, NCC may (but shall not be required to) perform such act. Amounts incurred by NCC in the performance of any such act or in the enforcement of this agreement shall be part of the obligations secured hereby, bear interest at the default rate and be payable upon demand.

11. HAZARDOUS WASTE INDEMNIFICATION. Customer shall indemnify and hold harmless NCC, its parent company, subsidiaries, affiliates, and all of their directors, officers, employees, agents, successors, attorneys and assigns from and against any loss, damage, cost, expense or liability directly or indirectly arising out of or attributable to the use, generation, manufacture, treatment, production, storage, release, threatened release, discharge, disposal or presence or a hazardous substance on, under or about Customer's property or operations or property leased to Customer, including but not limited to attorneys' fees (including the reasonable estimate of the allocated cost of in-house counsel and staff). For these purposes, the term hazardous substances" means any substances which is or becomes designated as "hazardous" or "toxic" under any federal, state or local law. This indemnity shall survive repayment of Customer's obligations to NCC.

12. DISCLAIMER OF WARRANTY; VENDOR RELATIONSHIP. CUSTOMER ACKNOWLEDGES THAT NCC HAS MADE NO EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO ANY INVENTORY OR OTHER COLLATERAL, INCLUDING ANY WARRANTY OF MERCHANTABILITY. CUSTOMER IRREVOCABLY WAIVES ANY CLAIMS AGAINST NCC WITH RESPECT TO THE INVENTORY AND OTHER COLLATERAL, WHETHER FOR BREACH OF WARRANTY OR OTHERWISE. NCC does not assume any obligations of Customer relating to any inventory, accounts, contractual obligations or other duties arising from the Collateral. Customer will not delay payment of any obligations to NCC, or assert any defense or set-off with respect to such obligations, due to a dispute between Customer and a vendor or manufacturer of inventory and regardless of any discount or allowance provided by a vendor or manufacturer to NCC. Advances disbursed directly to vendors or manufacturers will be treated as outstanding from the date on which NCC processes the applicable invoice, regardless of any funding delay allowed by the vendor or manufacturer.

13. RATE LIMITATION. It is not the intention of any party to this agreement to make an agreement violative of any applicable laws relating to maximum permissible rates of interest. In no event shall Customer or any guarantor be obligated to pay any amount in excess of the maximum amount of interest permitted under applicable law. If NCC ever receives anything of value deemed excess interest under applicable law, such excess will be applied to principal or refunded to the payor.


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14. MISCELLANEOUS.  Time is of the essence in the performance of Customer's duties, but NCC's failure to insist upon strict compliance with this agreement shall not be deemed a waiver of any rights. A waiver by NCC on any one occasion shall not be construed as a bar to a waiver of any right or remedy on any future occasion. All inspections by NCC are for the benefit of NCC only, and may not be relied upon by Customer or any other person. All rights and remedies of NCC hereunder are cumulative. Terms are used herein as defined in the Uniform Commercial Code. A copy of this agreement or any financing statement may be filed as a financing statement in any appropriate jurisdiction. NCC may file, electronically or otherwise, a replication of or substitute for any financing statement signed by Customer, may insert or reformat information based upon the filing jurisdiction's requirements, and may indicate that Customer's signature is on file and authorized.

15. ASSIGNMENT. This agreement shall inure to the benefit of and be binding upon the parties hereto, and their successors and assigns; provided, however, that Customer must have NCC's written consent before Customer can assign any of its rights or obligations under this agreement.

16. JOINT AND SEVERAL OBLIGATIONS. If more than one entity is party hereto as "Customer," each agrees that its obligations are joint and several with each other Customer, regardless of which entity requested an advance or received proceeds thereof. NCC may demand and receive payment from any Customer in any order, and may from time to time modify, waive or release the obligations of any Customer hereunder, release or impair any security for any Customer, or otherwise take or omit to take any action with respect to any Customer, in every case without affecting the liability of any Customer hereunder.

17. TERMINATION. Any party hereto may terminate this agreement by giving 30 days written notice to the other party(ies), but no such termination shall alter Customer's obligations to NCC relating to amounts funded or committed prior to the effective date of the termination, and all rights, remedies and covenants shall extend until indefeasible payment of all amounts owing by Customer to NCC.

18. LAW. This agreement shall be governed by the laws of the State of Georgia; provided, however, that Section 18 shall be governed by the laws and rules of any forum state. The state and federal courts located in Atlanta, Georgia, including the U.S. District Court for the Northern District of Georgia, shall have jurisdiction to determine any claim or dispute pertaining to this agreement, and the parties expressly submit and consent to such jurisdiction.

19. WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY DISPUTE OR PROCEEDING RELATING TO ANY WAY TO THIS AGREEMENT OR ANY RELATED MATTERS.


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20. ENTIRE AGREEMENT.  This agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings relating to the subject matter hereof. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.


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               CUSTOMER ACKNOWLEDGES RECEIPT OF A COPY OF THIS AGREEMENT

                      Effective as of 5th day of September, 1997



CUSTOMER:  FEDERAL DATA CORPORATION         CUSTOMER:  FDC TECHNOLOGIES, INC.

By:  /s/ James M. Dean       (SEAL)         By:  /s/ James M. Dean   (SEAL)
    -------------------------------             -------------------------------
Title:  Vice President                      Title:  Vice President


CUSTOMER:  SYLVEST MANAGEMENT SYSTEM        NCC:  NATIONSCREDIT COMMERCIAL
     CORPORATION                            CORPORATION OF AMERICA


By:  /s/ James M. Dean       (SEAL)         By:  /s/ Authorized Signatory (SEAL)
    -------------------------------             ------------------------------
Title:  Vice President                      Title:
                                                   ---------------------------

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